Exhibit 4.1

INDENTURE

Dated as of July 19, 2011

Among

DYNACAST INTERNATIONAL LLC,

DYNACAST FINANCE INC.,

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

UNION BANK, N.A.,

as Trustee and as Second Lien Agent

9.25% SENIOR SECURED SECOND LIEN NOTES DUE 2019

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	N.A.
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

-i-

-ii-

-iii-

-iv-

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture To Be Delivered by Subsequent Guarantors

INDENTURE, dated as of July 19, 2011, among Dynacast International LLC, a Delaware limited liability company (the “Company”) and Dynacast Finance Inc. (the “Co-Issuer” and, together with the Company, the “Issuers”), as joint and several obligors, the Guarantors (as defined herein) listed on the signature pages hereto and Union Bank, N.A., as Trustee and as Second Lien Agent.

W I T N E S S E T H

WHEREAS, the Issuers have duly authorized the creation of an issue of (i) $350,000,000 aggregate principal amount of 9.25% Senior Secured Second Lien Notes due 2019 (the “Initial Notes”);

WHEREAS, each of the Issuers and the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by parent (or one or more of its subsidiaries) of 100% of the outstanding capital stock of Dynacast Holdings Limited, Dynacast US 1 LLC (formerly Melrose US1 LLC), Dynacast Singapore Holdings Pte Ltd (formerly Melrose Singapore Holdings Pte Ltd), Melrose Spain S.L. (to be renamed Dynacast Parent Spanish Holding Company, S.L.), Dynacast (UK) Limited and Melrose Beteiligungs und Verwaltungs GmbH (to be renamed Dynacast Beteiligungs und Verwaltungs GmbH) pursuant to the terms of the Acquisition Agreement.

“Acquisition Agreement” means the share purchase agreement, dated June 5, 2011 (as amended, supplemented or otherwise modified from time to time), between Melrose plc, Melrose Overseas Holdings Limited and Melrose UK 4 Limited (formerly Dynacast Investments Limited), each a company incorporated in England and Wales, as sellers, and parent, as purchaser.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes and other than Exchange Notes issued for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01, 4.09 and 4.12 hereof.

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified; provided, however, that, for purposes of Section 4.11, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified. No person (other than an Issuer or any Subsidiary of an Issuer) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of an Issuer or any of such Issuer’s Subsidiaries solely by reason of such Investment.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at July 15, 2015 (such redemption price being set forth in Section 3.07 hereof), plus (ii) all required interest payments due on such Note through July 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (including as a result of a Casualty Event), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-back Transaction) of any Issuer or Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof);

in each case, other than:

(a) any disposition of Cash Equivalents or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of an Issuer in a manner permitted pursuant to the provisions described under Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.07 hereof or the making of a Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of an Issuer or any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $10.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of an Issuer to an Issuer or by an Issuer or a Restricted Subsidiary of an Issuer to another Restricted Subsidiary of an Issuer;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(h) foreclosures on assets;

(i) any financing transaction with respect to property built or acquired by an Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-back Transactions permitted by this Indenture;

(j) licenses of intellectual property in the ordinary course of business;

(k) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(l) any Casualty Event (solely for purposes of clauses (1) and (2) of Section 4.10(a)); and

(m) sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means with respect to any person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or board of directors of such Person, as applicable, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Broker-Dealer” means a broker or a dealer within the meaning of the Exchange Act.

“Business Day” means each day which is not a Legal Holiday.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means, as to any Person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase agreements and reverse repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Group or at least P-1 or the equivalent thereof by Moody’s Investors Service Inc., and in each case maturing not more than one year after the date of acquisition; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; (f) any security, maturing not more than one year after the date of acquisition, backed by standby letters of credit or direct pay letters of credit issued by a bank meeting the qualifications specified in clause (b) above; and (g) demand deposit accounts maintained in the ordinary course of business.

“Cash Management Bank” means any lender under the Senior Credit Agreement or an affiliate of such a lender (together with its successors and assigns) providing Cash Management Services to the Issuers or any Subsidiary Guarantor.

“Cash Management Obligations” means all obligations owing by the Issuers or any Guarantor to any Cash Management Bank in respect of any Cash Management Services (including, without limitation, indemnities, fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective documents governing the Cash Management Services, whether or not a claim for post-petition interest or fees is allowed or allowable in any such Insolvency or Liquidation Proceeding), now existing or hereafter incurred under, arising out of or in connection with such Cash Management Services, and the due performance and compliance by the Issuers or such Guarantor with the terms, conditions and agreements of such Cash Management Services.

“Cash Management Services” means treasury, depository, bank product and/or cash management services (including purchasing cards) or any automated clearing house transfer services.

“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of parent or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“Change of Control” shall be deemed to have occurred if:

(a) parent at any time ceases to own 100% of the Equity Interests of the Company;

(b) at any time a change of control occurs under any Material Indebtedness;

(c) (x) prior to an IPO, any Person or group (within the meaning of Section 13(d)(3) of Section 14(d)(2) of the Exchange Act, or any successor provision) other than a Permitted Holder shall (i) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), or to have the power to vote or direct the voting of, Voting Stock of parent representing a majority of the voting power of the total outstanding Voting Stock of parent or (ii) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) Equity Interests representing a majority of the total economic interests of the Equity Interests of parent; and (y) upon and following an IPO, a Person (within the meaning of Section 13(d)(3) of Section 14(d)(2) of the Exchange Act, or any successor provision) other than a Permitted Holder shall (i) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), or to have the power to vote or direct the voting of, Voting Stock of parent representing more than 35% of the voting power of the total outstanding Voting Stock of parent, or (ii) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) Equity Interests representing more than 35% of the total economic interests of the Equity Interests of parent;

(d) upon and following an IPO, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of parent (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of parent, which members comprising such majority were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of parent;

(e) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the Assets of the Issuers and its Subsidiaries, taken as a whole, to a Person other than one or more of the Permitted Holders; or

(f) the adoption of a plan relating to the liquidation or dissolution of the Company.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, Société Anonyme and its successors.

“Co-Issuer” shall have the meaning set forth in the preamble hereto.

“Collateral” means all property from time to time subject or purported to be subject, from time to time, to a Lien under any Security Document.

“Company” has the meaning set forth in the preamble hereto.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) amortization or one-time write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing or write-off of commitment and other financing fees and (z) the recording of a debt modification at fair value; plus

(2) consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuers and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of any Person (other than a controlled Subsidiary of an Issuer) in which any Person other than the Issuers and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuers or (subject to clause (b) below) any of the Restricted Subsidiaries during such period;

(b) the net income of any Restricted Subsidiary that is not a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period, except that the Company’s equity in net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any of the Restricted Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by the Company or any of the Restricted Subsidiaries;

(d) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

(e) earnings resulting from any reappraisal, revaluation or write-up of assets;

(f) unrealized gains and losses with respect to Hedging Obligations for such period; and

(g) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by the Company or any of the Restricted Subsidiaries during such period.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar in all material respects to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such Person in good faith.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facilities” means, with respect to any Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by an Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Discharge of First Lien Obligations” means, subject to any reinstatement of First Lien Obligations in accordance with the Intercreditor Agreement, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Lien Loan Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the First Lien Loan Documents and termination of all commitments of the Lenders (as defined in the Senior Credit Agreement) to lend or otherwise extend credit under the First Lien Loan Documents, (b) payment in full in cash of all other First Lien Obligations (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid (other than Cash Management Obligations and Secured Hedging Obligations so long as arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First Lien Agent) of all letters of credit issued under the First Lien Loan Documents.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuers or their Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuers or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) consolidated depreciation and amortization expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Senior Credit Facility and (ii) any amendment or other modification of any debt instrument, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) any costs or expense reducing Consolidated Net Income for such period incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; plus

(h) any amounts payable under the Management Services Agreement during such period; provided that any such amounts shall not exceed $3.0 million in any four-quarter period; plus

(i) the amount of any non-controlling interest expense reducing Consolidated Net Income for such period;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification 815; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“Equity Financing” means the cash equity investment in parent by the Sponsor and the Equity Investors as the same is further invested in cash equity in the Issuers on or prior to the Issue Date, in an amount not less than $220.0 million, in the form of common stock or preferred equity on the terms set forth in the Amended and Restated Certificate of Incorporation of parent (as in effect on the Issue Date).

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Issue Date or issued after the Issue Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Investors” means Izirium Dynacast Ltd., W Capital Dynacast LLC, Laurel Crown Dynacast Holdings LLC, Tower Square Capital Partners II, L.P., Tower Square Capital Partners III-A, L.P., Tower Square Capital Partners II-B, L.P. and MIHI LLC and in each case their Related Parties.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuers or any of their direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuers’ or any direct or indirect parent company’s common stock registered on Form S-8; and

(2) issuances to any Subsidiary of the Issuers.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes issued in the Registered Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means (a) any asset, including, without limitation, accounts receivable and proceeds of inventory, of any kind, to the extent that (i) such asset is sold (or intended to be sold) to the Receivables Subsidiary pursuant to a Qualified Receivables Transaction and (ii) such sale or intended sale is permitted by the Senior Credit Facility, (b) any asset acquired, constructed or improved pursuant to a capital lease or purchase money indebtedness permitted by the Senior Credit Facility and which does not secure First Lien Obligations, (c) certain excluded contracts, in each case as set forth in the Security Documents, (d) leased real property, (e) owned real property that is not subject to a mortgage to secure First Lien Obligations and (f) any other asset that does not secure First Lien Obligations.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuers in good faith; provided that if the fair market value is equal to or exceeds $25.0 million, such determination shall be made by the Board of Directors of the Issuer.

“First Lien Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Senior Credit Facility, and its successors and assigns.

“First Lien Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Senior Credit Facility, and its successors and assigns.

“First Lien Leverage Ratio” means, at any date of determination, the ratio of Secured Indebtedness (plus, without duplication, the aggregate “net investment” outstanding under any Qualified Receivables Transaction) that is secured by the Collateral with a Lien ranking prior to that securing the Obligations (“First Lien Secured Debt”) on such date to EBITDA for the period of four consecutive fiscal quarters of the Company then most recently ended (taken as one accounting period). The First Lien Leverage Ratio shall be calculated with pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“First Lien Loan Documents” means the Senior Credit Agreement and the other “Loan Documents” as defined in the Senior Credit Agreement, including each mortgage and other security documents, guaranties and the notes issued thereunder.

“First Lien Obligations” has the meaning assigned to the term “First Priority Obligations” in the Intercreditor Agreement.

“First Lien Secured Parties” means the First Lien Administrative Agent, the First Lien Collateral Agent, each Cash Management Bank, each Hedge Bank and each Person that is a lender under the Senior Credit Agreement.

“First Priority Liens” means all Liens that secure the First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, repays, repurchases, redeems, defeases or otherwise retires or discharges or reprices the cost of any Indebtedness (other than ordinary course working capital and revolving credit borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase, redemption, defeasance or other retirement or discharge or repricing of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions of a business or operations (and ownership interests therein) or an Investment in a business or operations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and EBITDA for such reference period shall be calculated on a pro forma basis determined in good faith by a responsible financial or accounting officer of the Company and shall comply with Regulation S-X, except that the pro forma calculations may also include reasonably identifiable and factually supportable operating expense reductions for which the steps necessary for realization have been taken or are reasonably expected to be completed within 12 months of the transaction and are set forth in an Officer’s Certificate;

(2) the EBITDA attributable to operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date shall be excluded;

(3) the Fixed Charges attributable to operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of the Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness (other than ordinary course working capital and revolving credit borrowings) bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means a Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuers may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations and, when used as a verb, shall have a corresponding meaning.

“Guarantees” means the guarantees issued pursuant to this Indenture by parent and the Subsidiary Guarantors.

“Guarantors” means parent and each Subsidiary Guarantor.

“Hedge Bank” means any Person that is a lender under the Senior Credit Agreement or an affiliate of a lender under the Senior Credit Agreement at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, and such Person’s successors and assigns.

“Hedging Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Hedging Obligations” means obligations under or with respect to Hedging Agreements.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business that is not overdue by 90 days or more or is being contested in good faith and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in a Similar Business of nationally recognized standing that is, in the good faith judgment of the Issuers, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” as defined in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC and Macquarie Capital (USA) Inc.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the United States Bankruptcy Code with respect to an Issuer or any Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to an Issuer or any Guarantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of an Issuer or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of an Issuer or any Guarantor.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date between the Second Lien Agent and the First Lien Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means January 15 and July 15 of each year to stated maturity.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“IPO” means the first underwritten public offering by parent or the Company of Equity Interests after the Issue Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Issue Date” means July 19, 2011.

“Issuer Order” means a written request or order signed on behalf of the Issuers by any Officer of the Issuers and delivered to the Trustee.

“Issuers” has the meaning set forth in the preamble hereto.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Net Proceeds” means the aggregate cash proceeds received by an Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of any Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), including, without limitation, taxes paid or payable as a result of the repatriation or transfer of funds received in respect of an Asset Sale into the United States, amounts required to be applied to the repayment of principal, premium, if any, and interest on Secured Indebtedness required (other than required by clause (1) of Section 4.10(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by such Issuer or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by such Issuer or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series.

“Notes Documents” means this Indenture, the Intercreditor Agreement, the Notes (if any) and the Security Documents.

“Obligations” means (a) obligations of the Issuers and the Subsidiary Guarantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Issuers and the Subsidiary Guarantors under this Indenture and the other Notes Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuers and the Subsidiary Guarantors under or pursuant to this Indenture and the other Notes Documents.

“Offering Memorandum” means the offering memorandum, dated July 12, 2011, relating to the sale of the Notes.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Other Second Lien Obligations” means other Indebtedness of the Issuers and the Restricted Subsidiaries that is equally and ratably secured with the Notes and is designated by the Issuers as an Other Second Lien Obligation.

“parent” means Dynacast International Inc., a Delaware corporation.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means (a) Sponsor and (b) the Equity Investors.

“Permitted Investments” means:

(1) any Investments arising from or in connection with the transactions;

(2) any Investment in an Issuer or any of the Restricted Subsidiaries;

(3) any Investment in cash and Cash Equivalents;

(4) any Investment by an Issuer or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(5) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale; provided that such securities or other assets, as well as any Designated Non-cash Consideration, received in an Asset Sale or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Sale or exchange or swap of assets constituted Collateral, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of;

(6) any Investment existing on the Issue Date, or for which a definitive agreement contemplating such Investment has been executed on or before the Issue Date;

(7) any Investment acquired by any Issuer or any of the Restricted Subsidiaries:

(a) received in settlement of debts owing to such Issuer or such Restricted Subsidiary, or in exchange for any other Investment or accounts receivable held by any Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of any Issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by any Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a) hereof;

(10) guarantees of Indebtedness permitted under Section 4.09 hereof;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (2) or (4) of Section 4.11(b) hereof);

(12) leases of real or personal property in the ordinary course of business and in accordance with the Security Documents;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $40.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14)(a) purchases, licenses and other acquisitions of inventory, materials, equipment, and tangible and intangible property, including without limitation, capital expenditures and (b) any deposits required to be made as part of the purchase price of goods, including without limitation machinery and equipment, in each case of (a) and (b) in the ordinary course of business;

(15) loans and advances to, or guarantees of Indebtedness of, officers, directors and employees in an amount not to exceed $5.0 million at any time outstanding;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business consistent with past practice;

(17) Investments by an Issuer or any Restricted Subsidiary received as consideration in connection with an Asset Sale, or any other disposition of assets not constituting an Asset Sale, otherwise permitted hereunder;

(18) the acquisition and holding of accounts receivable in the ordinary course of business and payable or dischargeable in accordance with customary terms;

(19) endorse negotiable instruments held for collection in the ordinary course of business;

(20) lease, utility and other similar deposits in the ordinary course of business;

(21) loans and advances to suppliers, vendors or contractors in the ordinary course of business in an amount not to exceed $2.0 million at any time outstanding; and

(22) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by an Issuer or a Subsidiary of such Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure (or bank letters of credit obtained to secure) bids, tenders, purchase, construction or sales contracts and similar obligations (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by Requirement of Law (other than any Lien imposed by ERISA), such as carriers’, warehousemen’s and mechanics’ Liens, and to landlords, vendors, laborers and materialmen and other similar obligations, in each case, arising by operation of law, and for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens to secure the performance of statutory obligations (other than excise taxes) or in favor of issuers of performance and surety bonds or bid bonds, performance bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements, licenses, rights-of-way, protrusions, encroachments, zoning or other restrictions, covenants and other similar charges, and minor title deficiencies on or with respect to real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4) or (19) of Section 4.09(b) hereof; provided that such Liens securing Indebtedness incurred pursuant to clause (4) extend only to the assets acquired and such Liens securing Indebtedness incurred pursuant to clause (19) extend only to the assets of Foreign Subsidiaries;

(7) Liens existing on the Issue Date (other than Liens in favor of secured parties under the Senior Credit Facility and the Security Documents);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property (other than improvements thereon) owned by the Issuers or any of the Restricted Subsidiaries;

(9) Liens on property at the time any Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into any Issuer or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by any Issuer or any of the Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to any Issuer or a Subsidiary Guarantor permitted to be incurred in accordance with Section 4.09 hereof;

(11) Liens securing Hedging Obligations permitted under Section 4.09(b)(10);

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses, including of Intellectual Property, granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuers or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers and the Restricted Subsidiaries or the consignment of goods, in each case in the ordinary course of business;

(15) Liens in favor of any Issuer or any Guarantor;

(16) Liens on equipment of any Issuer or any of the Restricted Subsidiaries granted in the ordinary course of business to any Issuer’s clients not related to Indebtedness;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) deposits made in the ordinary course of business to secure liability to insurance carriers;

(19) other Liens securing Indebtedness and other obligations incurred in the ordinary course of business which obligations do not exceed $15.0 million, at any one time outstanding;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under Section 6.01(a) hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or any comparable or successor provision) on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Issuer or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Issuer and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of any Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(26) Leases of the properties of any Issuer or Restricted Subsidiary granted by such Person to third parties, in each case entered into in the ordinary course of such Issuer’s or Restricted Subsidiary’s business so long as such Leases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuers and the Restricted Subsidiaries, taken as a whole, or (ii) materially impair the value of the property subject thereto;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Issuer or Restricted Subsidiary in the ordinary course of business in accordance with the past practices of such Person;

(28) Liens on assets of an Issuer or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock or any joint venture or similar arrangement; and

(30) Liens on the Collateral securing:

(a) the Notes, the Guarantees thereof and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee or the Second Lien Agent under this Indenture or the Security Documents; and

(b) the First Lien Obligations.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Tax Distributions” means payments, dividends or distributions by an Issuer to parent in order to pay consolidated or combined federal, state or local income taxes attributable to the income of such Issuer or any of its Subsidiaries in an amount not to exceed the income tax liabilities that would have been payable by any Issuer and such Issuer’s Subsidiaries on a stand-alone basis; provided that (i) such distributions shall be reduced by any such income taxes paid or to be paid directly by such Issuer or its Subsidiaries and (ii) the amount of any such distributions attributable to any income of an Unrestricted Subsidiary shall be limited to the cash distributions made by such Unrestricted Subsidiary to an Issuer or such Issuer’s Restricted Subsidiaries for such purpose.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Completion Consideration” means the portion of the purchase price for the Target Group payable within one month after the Issue Date pursuant to Section 10.5 of the Acquisition Agreement.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by an Issuer or any of its Subsidiaries pursuant to which such Issuer or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by such Issuer or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of an Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. “Receivables” shall include the indebtedness and payment obligations of any Person to an Issuer or a Subsidiary arising from a sale of merchandise or services by such Issuer or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of such Issuer’s or such Subsidiary’s interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.

“Receivables Subsidiary” means a Subsidiary of an Issuer which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of such Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by an Issuer or any Subsidiary of an Issuer (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates an Issuer or any Subsidiary of an Issuer in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of an Issuer or any Subsidiary of an Issuer (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, limited repurchase obligations and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which no Issuer or Subsidiary of an Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to such Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) with which no Issuer or Subsidiary of an Issuer has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of such Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors (which resolution shall be conclusive) of such Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinancing” means the repayment in full and the termination of any commitment to make extensions of credit under certain outstanding indebtedness of parent or any of its Subsidiaries as set forth in the Senior Credit Agreement.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.

“Related Parties” means, with respect to any Person, any Affiliate of such Person (including affiliated investment funds of such Person), provided that such Affiliate is not an operating company.

“Replacement Assets” has the meaning assigned under Section 4.10.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of a governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Lease-back Transaction” means any arrangement providing for the leasing by any Issuer or Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by such Issuer or Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Agent” means Union Bank, N.A., as collateral agent for the Trustee, the Second Lien Agent and the Holders of the Notes.

“Second Lien Obligations” means all Indebtedness and other obligations with respect to the Notes, this Indenture, the Guarantees thereof and the Security Documents.

“Second Priority Liens” means all Liens that secure the Second Lien Obligations.

“Secured Hedge Agreements” means each agreement that governs Hedging Obligations by and between any Issuer or any Guarantor, on the one hand, and any Hedge Bank from time to time, but only to the extent such agreement is permitted under the Senior Credit Facility and constitutes a “Secured Obligation” (as such term is defined under the Senior Credit Facility); provided, however, that such Hedging Obligations shall not, solely by virtue of constituting a “Secured Obligation” (as so defined), also constitute Indebtedness under the Senior Credit Facility.

“Secured Hedging Obligations” means (i) obligations (including obligations which, but for the automatic stay under Section 362(a) of the United States Bankruptcy Code, would become due) and liabilities, whether now existing or hereafter arising (including, without limitation, indemnities, fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Secured Hedge Agreement, whether or not a claim for post-petition interest or fees is allowed in any such Insolvency or Liquidation Proceeding), of any Issuer or any Subsidiary Guarantor owing to any Hedge Bank, now existing or hereafter incurred under, or arising out of or in connection with, any Secured Hedge Agreement (including all such obligations and indebtedness under any guarantee of any such Secured Hedge Agreement to which such Issuer or such Subsidiary Guarantor is a party) and (ii) all performance and compliance obligations by any Issuer or any Subsidiary Guarantor under any Secured Hedge Agreement.

“Secured Indebtedness” means any Indebtedness of the Issuers or any Restricted Subsidiaries secured by a Lien.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, mortgages, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated or otherwise modified from time to time, creating or evidencing or purporting to create or evidence any security interest in favor of the Second Lien Agent to secure the Obligations.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, that governs the terms of the Senior Credit Facility.

“Senior Credit Facility” means that certain Credit Facility, dated as of the date hereof, among the Company, Parent, the other parties thereto, J.P. Morgan Securities LLC, as lead arranger, as documentation agent and as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent for the applicable First Lien Secured Parties, as amended, restated, supplemented or modified from time to time to the extent permitted by this Indenture and the Intercreditor Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein and in the Intercreditor Agreement) or refinance in whole or in part the indebtedness and other obligations outstanding under the credit agreement referred to in clause (i). References to the Senior Credit Facility shall include any indenture or other agreement evidencing extension or exchange notes issuances in accordance with the terms of the Senior Credit Facility.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuers and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, ancillary or complementary thereto.

“Sponsor” means Kenner & Company, Inc, Kenner Equities IV, L.P. and Kenner Dynacast Partners, L.P. and their Related Parties.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Issuers but for the avoidance of doubt will exclude any entity being acquired in the Acquisition until after the date of completion of the Acquisition.

“Subsidiary Guarantor” means each Restricted Subsidiary, other than a Receivables Subsidiary, that guarantees the Notes in accordance with the terms of this Indenture.

“Target Company” means each of Dynacast Holdings Limited, Dynacast US 1 LLC (formerly Melrose US 1 LLC), Dynacast Singapore Holdings Pte Ltd (formerly Melrose Singapore Holdings Pte Ltd), Melrose Spain S.L. (to be renamed Dynacast Parent Spanish Holding Company, S.L.), Dynacast (UK) Limited and Melrose Beteiligungs und Verwaltungs GmbH (to be renamed Dynacast Beteiligungs und Verwaltungs GmbH), particulars of which are set out in Schedule 1, and “Target Companies” means all of those companies.

“Target Group” means, collectively, the Target Companies and the Target Subsidiaries.

“Target Subsidiary” means each of the companies set forth in Schedule 2 to the Acquisition Agreement.

“Transaction Documents” means the Acquisition Agreement and related documents, the First Lien Loan Documents and the Note Documents.

“transactions” means, collectively, the transactions to occur on or prior to the Issue Date pursuant to the Transaction Documents, including (a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Note Documents; (c) the Refinancing; (d) the Equity Financing; (e) the execution, delivery and performance of the First Lien Loan Documents and the borrowing thereunder; and (f) the payment of all fees and expenses to be paid on or prior to the Issue Date and owing in connection with the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date July 15, 2015; provided, however, that if the period from the Redemption Date to July 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa–77bbbb).

“Trustee” means Union Bank, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2) such designation complies with Section 4.07 hereof; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(x) the Issuers could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof; or

(y) the Fixed Charge Coverage Ratio for the Issuers and the Restricted Subsidiaries would be greater than such ratio for the Issuers and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means Indebtedness that is not Secured Indebtedness.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person have a 100% equity interest at such time.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09
“Offer Period”	3.09
“Pari Passu Indebtedness”	4.10
“Paying Agent”	2.03
“Purchase Date”	3.09
“Redemption Date”	3.07
“Replacement Assets”	4.10
“Refinancing Indebtedness”	4.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Successor Company”	5.01
“Successor Person”	5.01
“Treasury Capital Stock”	4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture expressly refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. Notwithstanding anything to the contrary, the Issuers and the Guarantors shall not be required to comply with Section 314 of the Trust Indenture Act.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.06 Joint and Several Liability.

Each of the Issuers and Guarantors are jointly and severally liable for all of the Obligations.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:

(i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(ii) an Officer’s Certificate from the Issuer.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note and upon receipt of an Issuer Order, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Sections 4.09 and 4.12 hereof.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

One Officer of each Issuer, who shall have been duly authorized by all requisite limited liability company or corporate actions, shall sign the Notes for such Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes and Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) in the Borough of Manhattan, City of New York, and an office or agency where Notes may be presented for payment (“Paying Agent”) in the Borough of Manhattan, City of New York. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent To Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note and a successor is not appointed within 90 days or (y) has ceased to be registered as a clearing agency registered under the Exchange Act and a successor Depositary is not appointed within 90 days, (ii) the Issuers, at their option, notify the Trustee that they elect to cause the issuance of Definitive Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless (1) such exchange occurs in connection with a transfer of the Global Notes pursuant to Rule 144A; and (2) the transferor first delivers a certificate in the form of Exhibit B hereto. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to the expiration of the Restricted Period. Upon consummation of a Registered Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act and upon receipt of an Issuer Order, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Issuer or the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, upon receipt of an Issuer Order, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and, on demand of and at the expense of the Issuers, mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes on demand of and at the expense of the Issuers to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof, satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof and upon receipt of an Issuer Order, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall, on demand of and at the expense of the Issuers, authenticate and, on demand of and at the expense of the Issuers, mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall, on demand of and at the expense of the Issuers, mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, upon receipt of an Issuer Order, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii) and upon receipt of an Issuer Order, the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer and upon receipt of an Issuer Order, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Registered Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes and upon receipt of an Issuer Order, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate and, on demand of and at the expense of the Issuers, mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Registered Exchange Offer, and Exchange Notes issued in connection with the Registered Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, (y) with respect to a Restricted Global Note, all of the beneficial interests in such Restricted Global Note have been exchanged for beneficial interests in the Unrestricted Global Note in accordance with clause (j) of this Section 2.06 or the Private Placement Legend has been removed from such Restricted Global Note in accordance with clause (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06, or (z) the Issuers determine and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuers reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend (the “Private Placement Legend”) in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(1)(c) OR (d) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY BE REASONABLY REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend (the “Global Note Legend”) in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION

2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall, upon the Trustee’s receipt of an Issuer Order, be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall, upon the Trustee’s receipt of an Issuer Order, be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee acting at the direction of the Issuers to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(iii) Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and, on demand of and at the expense of the Issuers, mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and, on demand of and at the expense of the Issuers, mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, accompanied by a confirmation page.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence establishing the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note, subject to the delivery of an indemnity bond, if required. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof establishing that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuers or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon receipt of an Issuer Order the Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in its customary manner. Certification of the disposal of all cancelled Notes shall be delivered to the Issuers upon the Issuers’ request therefor. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special record date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP Numbers.

The Issuers in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 3.07 hereof, the Issuers shall furnish to the Trustee, at least five Business Days (or such shorter period as may be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes To Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall, upon receipt of an Issuer Order, select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to Section 3.09 hereof, the Issuers shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 hereof. Except as set forth in Section 3.07(c) and Section 3.07(d) hereof, notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i) if in connection with a redemption pursuant to Section 3.07(c) or 3.07(d) hereof, any condition to such redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided that the Issuers shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(c) and 3.07(d) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall, upon receipt of an Authentication Order, authenticate for the Holders thereof at the expense of the Issuers a new global note equal in principal amount to the unredeemed or unpurchased portion of the original note with interests therein registered surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) At any time prior to July 15, 2015, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Until July 15, 2014, the Issuers may, at their option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the original aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c) On and after July 15, 2015, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2015	104.625%
2016	102.313%
2017 and thereafter	100.000%

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offers To Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an Asset Sale Offer, the Issuers shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, or, if less than the Offer Amount has been tendered, all Notes and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Other Second Lien Obligations or Pari Passu Indebtedness, as applicable. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in a minimum amount of $2,000 and in integral multiples of $1,000 in excess thereof;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes and Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, tendered (with such adjustments so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and, on demand of and at the expense of the Issuers, mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan in the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of the Issuers’ obligation to maintain an office or agency in the Borough of Manhattan in the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports and Other Information.

(a) Regardless of whether the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC for public availability, or otherwise make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, from and after the Issue Date,

(1) within 120 days after the end of the fiscal year ended December 31, 2011, and within 90 days after the end of each fiscal year thereafter, annual reports of parent on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 90 days after the end of each of the first two fiscal quarters, beginning with the fiscal quarter ending June 30, 2011 and ending with the fiscal quarter ending September 30, 2011, and thereafter, within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q of parent containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports of Parent on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, or if it otherwise makes such information available as provided in this Section 4.03(a) in which event the Company shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Company would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act; provided further that, delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). To the extent not satisfied by the foregoing, the Company shall agree that, for so long as any Notes are outstanding, it shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) So long as any Notes are outstanding, the Company will also:

(1) within 15 business days after filing with the SEC or Trustee, as applicable, the annual and quarterly information required pursuant to clauses (1) and (2) of Section 4.03(a) hereof, hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

(2) issue a press release to an internationally recognized wire service no fewer than three business days prior to the date of the conference call required to be held in accordance with Section 4.03(b)(1), announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of the Notes, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Company to obtain such information.

(c) Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply with any of its agreements hereunder for purposes of Section 6.01(a)(3)(c) hereof until 120 days after the date any information or report hereunder is required to be furnished to Holders of Notes or filed with the SEC pursuant to this Section 4.03.

Section 4.04 Compliance Certificate.

(a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of an Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuers or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuers shall promptly (which shall be no more than 10 days) deliver to the Trustee by registered or certified mail or by facsimile accompanied by a confirmation page transmission an Officer’s Certificate specifying such event and what action the Issuers propose to take with respect thereto.

Section 4.05 Taxes.

The Issuers shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuers’ or any of the Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends, payments or distributions by an Issuer payable solely in Equity Interests (other than Disqualified Stock) of such Issuer; or

(B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the applicable Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of any Issuer or any direct or indirect parent of any Issuer, including in connection with any merger or consolidation; or

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect thereto, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Unsecured Indebtedness, other than:

(A) Indebtedness permitted under clauses (4), (5), (6), (7), (8), (18) and (19) of Section 4.09(b) hereof;

(B) the purchase, repurchase or other acquisition of Unsecured Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(C) the giving of an irrevocable notice of redemption with respect to the transactions described in clauses (2) and (3) of Section 4.07(b) hereof; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuers could incur $1.00 of additional Indebtedness under Section 4.09(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1) and (7) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning April 4, 2011 to the end of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by any Issuer following the Issue Date from the sale of:

(i) Equity Interests of any Issuer, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of Equity Interests to members of management, directors or consultants of any Issuer, any direct or indirect parent company of any Issuer and the Issuers’ Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof; or

(ii) debt securities of any Issuer that have been converted into or exchanged for such Equity Interests of such Issuer;

provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of any Issuer sold to a Restricted Subsidiary, as the case may be, or (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of any Issuer following the Issue Date (other than contributions by a Restricted Subsidiary); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to any Issuer or a Restricted Subsidiary) of Restricted Investments made by any Issuer or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from any Issuer or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuers or the Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuers or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment may exceed $30.0 million, shall be set forth in writing by an Independent Financial Advisor) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment.

(b) The foregoing provisions of Section 4.07(a) hereof shall not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of the irrevocable redemption notice, as applicable, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Unsecured Indebtedness of any Issuer in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of any Issuer (in each case, other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(b) of Section 4.07(a) hereof;

(3) the redemption, repurchase or other acquisition or retirement of Unsecured Indebtedness of any Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of any Issuer or a Subsidiary Guarantor, as the case may be, which is incurred in compliance with Section 4.09 hereof, so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed 105% of the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Unsecured Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium paid (including reasonable tender premiums) and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is Unsecured Indebtedness;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Unsecured Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Unsecured Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of any Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its

Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $4.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to the succeeding twelve-month period and which shall increase to $8.0 million subsequent to the consummation of an IPO); provided further that such amount in any twelve-month period may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of any Issuer to members of management, directors or consultants of any Issuer or any of its Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof; plus

(b) the cash proceeds of key man life insurance policies received by the Issuers or the Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments made in any prior fiscal year pursuant to clauses (a) and (b) of this clause (4);

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock or Preferred Stock of any Issuer or any of the Restricted Subsidiaries issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of “Fixed Charges”;

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (7) not to exceed $15.0 million;

(8) any Restricted Payment used to (i) fund the transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent described in the Offering Memorandum or permitted by Section 4.11 hereof or (ii) pay to Affiliates any amounts due under the Management Services Agreement (as defined in the Senior Credit Agreement) not to exceed $3.0 million during any fiscal year;

(9) the repurchase, redemption or other acquisition or retirement for value of any Unsecured Indebtedness required in accordance with provisions applicable thereto similar to those described under Sections 4.10 and Section 4.14 hereof; provided that all Notes tendered by Holders in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(10) any Restricted Payment by an Issuer to parent (i) for Permitted Tax Distributions, (ii) to pay franchise taxes and other fees required to maintain the legal existence of parent, and (iii) to pay overhead in the ordinary course of business of parent, in an aggregate amount under the foregoing clause (ii) and this clause (iii) not to exceed $3.0 million in any fiscal year;

(11) any Restricted Payment by an Issuer to parent to permit parent to pay the Post-Completion Consideration to the Seller;

(12) the redemption, repurchase, defeasance or other acquisition or retirement of Unsecured Indebtedness permitted under clause (14) of Section 4.09; provided that (A) such redemption, repurchase, defeasance or other acquisition or retirement are made on, or within sixty (60) days after, the date on which the person owing such Indebtedness becomes a Subsidiary of an Issuer, and (ii) the funds required to make such redemption, repurchase, defeasance or other acquisition or retirement of such Indebtedness are deposited with a trustee, escrow agent, paying agent or similar agent on the closing date of an Issuer’s acquisition of such person, and such funds reduce, or are otherwise included as a portion of, the purchase price for such person pursuant to the terms of the purchase and sale agreement governing such acquisition;

(13) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of, or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of any Issuer to the extent the net cash proceeds thereof are received by such Issuer; provided that the amount of any such net cash proceeds that are used for any such Investment shall be excluded from clause (3)(b) of Section 4.07(a) hereof; and

(14) distributions or payments of Receivables Fees.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (7) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The Issuers shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or under clause (7) of Section 4.07(b) hereof or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (A) pay dividends or make any other distributions to the Issuers or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Issuers or any of the Restricted Subsidiaries;

(2) make loans or advances to the Issuers or any of the Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuers or any of the Restricted Subsidiaries,

(b) The restrictions in Section 4.08(a) hereof shall not apply to such encumbrances or restrictions except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facility and the related documentation;

(2) this Indenture, the Notes and the Guarantees;

(3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) hereof on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by any Issuer or any of the Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of any Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, that impose restrictions on the assets to be sold;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 hereof and Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof that impose restriction solely on Foreign Subsidiaries party thereto;

(10) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(11) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(12) any instrument governing any Indebtedness or Capital Stock of any Unrestricted Subsidiary as in effect on the date, if any, that such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary; provided that such encumbrance or restriction is not applicable to any Person, or to the property or assets of any Person, other than such redesignated Restricted Subsidiary and its Subsidiaries (immediately prior to such redesignation) and their respective properties and assets;

(13) agreements governing Indebtedness permitted to be incurred under Section 4.09 hereof; provided that the Issuers determine in good faith (which determination shall be conclusive) that such encumbrances and restrictions are no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those included in agreements governing Indebtedness existing on the Issue Date; and

(14) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(15) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary.

For purposes of determining compliance with this Section 4.08, (1) the priority of any Preferred Stock over payments made on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination provisions of loans or advances shall not be deemed to be a restriction on the ability to make loans or advances.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuers shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock or Preferred Stock, and any Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuers and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof shall not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuers or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount when taken together with any amounts outstanding to a Receivables Subsidiary in a Qualified Receivables Transaction equal to the greater of (x) $100.0 million and (y) the maximum amount of First Lien Secured Debt that can be incurred such that the First Lien Leverage Ratio determined on a pro forma basis after giving effect to the incurrence thereof (assuming full borrowing of any revolving loans) is no greater than 1.25 to 1.00, outstanding at the time of incurrence, less the sum of all principal payments on Indebtedness outstanding under this clause (1) that are required to be paid and have been paid pursuant to clause (1)(A) of Section 4.10(b) hereof;

(2) the incurrence by the Issuers and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(3) Indebtedness of the Issuers and the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) or (2) of this Section 4.09(b);

(4) Indebtedness (including Capitalized Lease Obligations, purchase money obligations for property and other financing transactions to support capital expenditures), Disqualified Stock and Preferred Stock incurred or issued by the Issuers or any of the Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (“Capital Spending”) in an aggregate principal amount not to exceed $35.0 million at any time outstanding taken together with any refinancings of Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred or issued by the Issuers or any of the Restricted Subsidiaries pursuant to this clause (4);

(5) Indebtedness incurred by the Issuers or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that such letters of credit are not drawn;

(6) Indebtedness arising from agreements of the Issuers or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuers and the Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuers to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuers or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to any Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor; and provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuers or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to any Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuers or another of the Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (for non-speculative purposes);

(11) obligations in respect of performance, bid, judgment, appeal and surety bonds and completion guarantees provided by the Issuers or any of the Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations of any Issuer or Subsidiary Guarantor with respect to letters of credit supporting such bid, judgment, performance, appeal, or surety bonds or completion guarantees;

(12) Indebtedness or Disqualified Stock of the Issuers and Indebtedness, Disqualified Stock or Preferred Stock of the Issuers or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed $40.0 million;

(13) the incurrence by the Issuers or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 4.09(a) hereof and clauses (2) and (3) of this Section 4.09(b), this clause (13) and clause (14) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B) to the extent such Refinancing Indebtedness refinances (i) Unsecured Indebtedness or constitutes Other Second Lien Obligations, such Refinancing Indebtedness also constitutes Unsecured Indebtedness or constitutes Other Second Lien Obligations, as the case may be, or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of any Issuer that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuers; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of any Issuer, that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor;

(14) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by any Issuer or any Subsidiary Guarantor or merged into any Issuer or a Guarantor in accordance with the terms of this Indenture; provided that after giving pro forma effect to such acquisition or merger, the Issuers would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(17) Indebtedness of the Issuers or any of the Restricted Subsidiaries supported by a letter of credit issued pursuant to the Senior Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(18) any guarantee by any Issuer or a Restricted Subsidiary of Indebtedness or other obligations of an Issuer or any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;

(19) Indebtedness of Foreign Subsidiaries if, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of Foreign Subsidiaries incurred pursuant to this clause (19) and then outstanding does not exceed the greater of (x) $15.0 million and (y) an amount equal to the sum of (i) 80% of the total consolidated book value of the accounts receivable of the Foreign Subsidiaries and (ii) 60% of the consolidated book value of the inventories of the Foreign Subsidiaries;

(20) Indebtedness of the Issuers or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

(21) Indebtedness in respect of Post-Completion Consideration.

(c) For purposes of determining compliance with this Section 4.09:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Issuer, in their discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date shall at all times be deemed to be outstanding in reliance on clause (1) of Section 4.09(b) hereof; and

(2) at the time of incurrence, the Issuers shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof.

Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not, as applicable, be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Notwithstanding anything to the contrary, the Issuers shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuers or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuers or such Subsidiary Guarantor, as the case may be. For the purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and senior Indebtedness is not deemed to be subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10 Asset Sales.

(a) The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1) the Issuers or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Issuers or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A) any liabilities (as shown on the Issuers’ or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuers or such Restricted Subsidiary, other than liabilities that are unsecured or by their terms subordinated to the Loans, that are assumed by the transferee of any such assets and for which the Issuers or such Restricted Subsidiary has been validly released by all creditors in writing,

(B) any securities, notes or other obligations received by the Issuers or such Restricted Subsidiary from such transferee that are capable of being converted by the Issuers or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Sale,

(C) any stock or assets of the kind referred to in clause (2) of Section 4.10(b) hereof, and

(D) the fair market value of any Replacement Assets received (provided that (except as permitted by clause (5) of the definition of “Permitted Investments”) to the extent that the assets disposed of in such Asset Sale were Collateral, such Replacement Assets are pledged as Collateral under the Security Documents substantially simultaneously with such sale, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of), shall be deemed to be cash for purposes of this provision and for no other purpose.

The 75% limitation referred to in clause (2) above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the subclauses (A), (B), (C) and (D) is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(b) Within 365 days after the receipt of any Net Proceeds of any Asset Sale (provided that if during such 365-day period the Issuers (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of this Section 4.10(b) after such 365th day, such 365-day period shall be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement)), the Issuers or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(A) First Lien Obligations and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or to reduce receivables advances and reduce commitments in respect of a receivables facility;

(B) Obligations under the Notes or any other Secured Indebtedness that is equally and ratably secured with the Notes; provided that, if any Issuer or Restricted Subsidiary shall so reduce Obligations under such Secured Indebtedness, such Issuer or Restricted Subsidiary will equally and ratably reduce obligations under the Notes as provided under Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth under Section 4.10(c) hereof) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(C) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to an Issuer or another Restricted Subsidiary; or

(2) to make (A) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in an Issuer or another of the Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures, (C) in connection with a Casualty Event, the repair or renovation of the assets subject to such Casualty Event or (D) acquisitions of other assets (other than assets classified as current assets in accordance with GAAP), in each of (A), (B) and (D), used or useful in a Similar Business, or that replace the businesses, properties and/or assets that are the subject of such Asset Sale (“Replacement Assets”); provided that to the extent that the assets disposed of in such Asset Sale were Collateral, such assets are pledged as Collateral under the Security Documents with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of.

(c) Subject to the terms of the Intercreditor Agreement, any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.10(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall make an offer to:

(1) in the case of Net Proceeds from Collateral, all Holders, and if required by the terms of any Other Second Lien Obligations, holders of such Other Second Lien Obligations; and

(2) in the case of any other Net Proceeds, all Holders of Notes and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Pari Passu Indebtedness”), in each case, (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, that is a minimum amount of $2,000 and in an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, as applicable), plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes and Other Second Lien Obligations (in the case of Net Proceeds from Collateral) or Notes and such Pari Passu Indebtedness (in the case of any other Net Proceeds) surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuers shall select the Notes and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(e) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11 Transactions with Affiliates.

(a) Each Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $3.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the relevant Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a); and

(3) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, an opinion as to the fairness of the Affiliate Transaction to the relevant Issuer or the relevant Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

(b) The provisions of Section 4.11(a) hereof shall not apply to the following:

(1) transactions between or among an Issuer or any of the Restricted Subsidiaries;

(2) “Permitted Investments” and any Restricted Payments permitted by Section 4.07 hereof;

(3) the payment of reasonable and customary compensation and fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of any Issuer, any of its direct or indirect parent companies or any of the Restricted Subsidiaries;

(4) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(5) the existence of, or the performance by the Issuers or any of the Restricted Subsidiaries of their obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or security holders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuers or any of the Restricted Subsidiaries of obligations under any amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (5) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders when taken as a whole relative to such documents or agreements as in effect on the Issue Date;

(6) the transaction and the payment of all fees and expenses related to the transaction, in each case as disclosed in the Offering Memorandum;

(7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuers and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(8) the issuance of Equity Interests (other than Disqualified Stock) of the Issuers to any director, officer, employee, agent, consultant or Affiliate of any Issuer or the receipt of capital contributions by such Issuer;

(9) payments or loans (or cancellation of loans) to directors, employees or consultants of the Issuers, any of their direct or indirect parent companies or any of the Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by any Issuer in good faith and payment of customary director’s fees;

(10) any employment agreement, confidentiality agreement, non-competition agreement, employee benefit plan, indemnification agreement or arrangement for directors, officers, employees, agents and consultants, stock option, stock repurchase agreement, consulting agreement, severance agreement, insurance plan or any similar agreement, plan or arrangement entered into by any Issuer or any of the Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(11) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors, employees, agents or consultants of the Issuers and the Restricted Subsidiaries, or approved by the Board of Directors;

(12) transactions with a Person that is an Affiliate of the Issuers solely because an Issuer or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

(13) any transaction with an Affiliate where the only consideration paid by any Issuer or Subsidiary Guarantor is Qualified Capital Stock of parent;

(14) transactions with any Person solely in its capacity as a holder of Indebtedness or Capital Stock of any Issuer or any of the Restricted Subsidiaries if such transaction provides for equal treatment of such Person and all other holders, in their capacity as holders, of the same series of such indebtedness or of the same class of such Capital Stock;

(15) transactions in which the Issuers or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuers or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.11(a) hereof;

(16) payments to Sponsor and/or its Affiliates in connection with (i) performing management services to the Issuers or any of the Restricted Subsidiaries under the Management Services Agreement in an amount not to exceed $3.0 million in any fiscal year, (ii) any acquisition permitted under this Indenture and (iii) any financial advisor, underwriter or placement services or other investment banking activities rendered to any Issuer or any of the Restricted Subsidiaries, in each case pursuant to the Management Services Agreement as in effect on the date hereof;

(17) transactions (in connection with a Qualified Receivables Transaction) between or among any Issuer and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment; and

(18) transactions undertaken in good faith for the purpose of improving the tax efficiency of parent, the Issuers and the Subsidiaries and not for the purpose of circumventing the restrictions in this Indenture.

Section 4.12 Liens.

The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist (i) any Lien on any asset or property that is not Collateral of the Issuers or such Restricted Subsidiary securing Indebtedness unless (subject to the next succeeding paragraph) the Notes (or such Restricted Subsidiary’s Guarantee, as applicable) are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) any Lien securing any Collateral other than Permitted Liens; provided, however, that if in the case of clause (i), granting such security interest requires the consent of a third party, the Issuers will use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Trustee on behalf of the Holders of the Notes; provided, further, however, that if such third party does not consent to the granting of such second priority security interest after the use of commercially reasonable efforts, the Issuers will not be required to provide such security interest.

Clause (i) of the preceding paragraph will not require any Issuer or Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien. Any Lien which is granted to secure the Notes or such Guarantee under clause (i) of the preceding paragraph shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee under such clause (i) which release and discharge, solely in the case of any sale of any such asset or property during any period while a Lien under such clause (i) adheres, shall not affect the Lien that the Second Lien Agent may have on the proceeds from such sale.

Section 4.13 Organizational Existence.

Subject to Article 5 hereof, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its organizational existence, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and the Restricted Subsidiaries; provided that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted Subsidiaries, if the Issuers in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Restricted Subsidiaries, taken as a whole.

Section 4.14 Offer To Repurchase Upon Change of Control.

(a) If a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuers shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, to, but not including, the Change of Control Payment Date, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuers shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued registered interests representing their pro rata portion of new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuers, consistent with this Section 4.14, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

In the event a Change of Control occurs at a time when the Issuers are prohibited by the terms of any First Lien Obligations from purchasing Notes, then prior to the mailing of the notice of a Change of Control to Holders of Notes but in any event within 45 days following any Change of Control, the Issuers will (1) repay in full all Obligations, and terminate all commitments, under the Senior Credit Facility and all other First Lien Obligations, the terms of which require repayment and/or termination of commitments upon a Change of Control or offer to repay in full all Obligations, and terminate all commitments, under the Senior Credit Facility and all other such First Lien Obligations and to repay the Obligations owed to (and terminate all commitments of) each lender which has accepted such offer or (2) obtain the requisite consents under the agreements governing such First Lien Obligations to permit the repurchase of the Notes.

The Issuers shall first comply with this Section 4.14(a) before it shall be required to repurchase Notes pursuant to the provisions described above. The Issuers’ failure to comply with this Section 4.14(a) (and any failure to send a notice of Change of Control as a result of the prohibition in the preceding paragraph) shall (with notice and lapse of time) constitute an Event of Default described under Section 6.01(a)(3), but shall not constitute an Event of Default described under Section 6.01(a)(1).

(b) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(c) The Issuers shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) waived or modified with the consent of the Holders of a majority in aggregate principal amount of Notes then outstanding. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.15 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

The Issuers shall not permit any of the Restricted Subsidiaries, other than a Guarantor, to guarantee the payment of any Indebtedness of the Issuers or any other Subsidiary Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary, except if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Subsidiary Guarantor’s Guarantee;

(2) such Restricted Subsidiary within 30 days executes and delivers a joinder to the applicable Security Documents or new Security Documents and takes all actions necessary to perfect the liens created thereunder (to the extent required by such Security Documents), all of such liens to be junior to the liens in favor of the holders of the First Lien Obligations and to be subject to the Intercreditor Agreement; and

(3) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Issuers or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 4.15 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Section 4.16 Limitation on the Co-Issuer.

The Co-Issuer shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Company, (2) the incurrence of Indebtedness as the co-obligor or guarantor, as the case may be, of the Notes and any other Indebtedness that is permitted to be incurred by the Issuers under Section 4.09; provided, however, that the net proceeds of such Indebtedness are not retained by the Co-Issuer and (3) activities incidental thereto. Neither the Issuers nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) No Issuer shall consolidate or merge with or into or wind up into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) such Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation or trust organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than an Issuer, expressly assumes all the obligations of the Issuers under the Notes pursuant to supplemental indentures, Security Documents or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.09(a) hereof;

(5) each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(c)(1)(B) hereof shall apply, shall have by supplemental indenture and Security Documents confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture, the Notes, the Registration Rights Agreement and the Security Documents; and

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures and Security Documents, if any, comply with this Indenture.

(b) The Successor Company shall succeed to, and be substituted for the applicable Issuer, as the case may be, under this Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4) of Section 5.01(a) hereof,

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to any Issuer, and

(2) any Issuer may merge with an Affiliate of such Issuer solely for the purpose of reincorporating such Issuer in a State of the United States so long as the amount of Indebtedness of the Issuers and the Restricted Subsidiaries is not increased thereby.

(c) No Subsidiary Guarantor shall, and the Issuers shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not any Issuer or Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and Security Documents and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures, Security Documents or other documents or instruments in form reasonably satisfactory to the Trustee;

(C) immediately after such transaction, no Default exists; and

(D) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures and Security Documents, if any, comply with this Indenture; or

(2) the transaction is made in compliance with Section 4.10 hereof.

In the case of clause (1) of this Section 5.01(c), the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, Security Documents and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or any Issuer.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of any Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to an Issuer shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of an Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided that the predecessor Issuers shall not be relieved from the obligation to pay the principal of and interest and Additional Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of an Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) (a) failure by the Issuers or any Guarantor to comply with its obligations under Section 5.01, (b) failure by the Issuers or any Restricted Subsidiary to comply with its obligations under Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 or 4.15 hereof (in each case other than a failure to purchase Notes that shall constitute an Event of Default under clause (1) above and other than a failure to comply with its obligations that would cause a default under clause (a)), or (c) failure by the Issuers or any Restricted Subsidiary to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (a) and (b) above) contained in this Indenture, Security Documents or the Notes in the case of clause (b) for 30 days and in the case of clause (c) for 60 days, in each such case only after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any of the Restricted Subsidiaries or the payment of which is guaranteed by the Issuers or any of the Restricted Subsidiaries, other than Indebtedness owed to the Issuers or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

(5) failure by the Issuers or any Significant Subsidiary (or group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) the Issuers or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(C) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuers or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuers or any such Restricted Subsidiaries, that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuers or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuers or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Issuers or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8) the Guarantee of any Significant Subsidiary (or group of Guarantors that taken together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of such Guarantor, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9)(x) with respect to any Collateral having a fair market value in excess of $20.0 million, individually or in the aggregate, (a) the security interest under any Security Document, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of this Indenture, the Security Documents and the Intercreditor Agreement, or (b) any security interest created thereunder or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (y) the Issuers or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) or (7) above with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of this Section 6.01(a), all outstanding Notes shall become due and payable without further action or notice. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

(b) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under this Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Section 6.02 Acceleration.

If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Notes.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof, all outstanding Notes shall be due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Additional Interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security, indemnity or pre-funding reasonably satisfactory to it against any costs, loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security, indemnity or pre-funding; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the expenses, disbursements, advances and reasonable compensation the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right, power, privilege or remedy hereunder or under any other Transaction Document and no course of dealing between the Issuers or Guarantors and the Trustee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder nor shall any delay or omission impair any such right or remedy or constitute a waiver thereof. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Trustee would otherwise have. No notice to or demand on an Issuer or Guarantor in any case shall entitle them to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trustee to any other or further action in any circumstances without notice or demand.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the expenses, disbursements, advances and reasonable compensation of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to an Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the expenses, disbursements, advances and reasonable compensation of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, respectively; and

(iii) to the Issuers or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) Upon the exercise by the Trustee of any of the rights and powers vested in it by this Indenture, the Trustee shall exercise such rights and powers, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, no implied covenants or obligations shall be read into this Indenture against the Trustee and the Trustee shall not be a trustee for, or fiduciary of, any Issuer or Guarantor; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity, security or pre-funding satisfactory to it against any costs, loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its officers, directors, employees, attorneys and agents and shall not be responsible for the misconduct or negligence of any officers, directors, employees, agent or attorney appointed with due care.

(d) Neither the Trustee nor its affiliates, directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(g) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. The Trustee shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any party thereto or to inspect the property (including the books and records) of Borrower or any other Person.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) In the event the Issuers are required to pay Additional Interest, the Issuers will provide written notice to the Trustee of the Issuers’ obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuers. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall, at the expense of the Issuers, mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall, at the expense of the Issuers, mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuers shall pay, on a joint and several basis, to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability, stamp or other similar taxes, obligations, penalties, actions, judgments, suits, costs or expense (including reasonable attorneys’ fees) of any kind or nature whatsoever, whether or not well founded, meritorious or unmeritorious, demanded, claimed, incurred by or asserted against it in any way arising out of this Indenture, the Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, or in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuers or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee as caused by the Trustee’s own willful misconduct or negligence.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

The Trustee shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Issuers and Guarantors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, the Issuers and Guarantors agree to reimburse the Trustee promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Trustee in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Transaction Documents.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 7.12 Appointment.

(a) Each Holder of Notes, by its acceptance thereof, appoints and authorizes the Trustee to act as its agent hereunder and under the other Transaction Documents with such powers as are expressly delegated to the Trustee by the terms of this Indenture and the other Transaction Documents, together with such other powers as are reasonably incidental thereto.

(b) Each Holder of Notes, by its acceptance thereof, authorizes the Trustee to execute, deliver and perform their respective obligations under each Transaction Documents to which it is a party in such capacity, and hereby approves the terms and conditions of each such Transaction Documents.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees, and with respect to this Indenture and the Security Documents, on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes, the Guarantees, this Indenture and the Security Documents, and shall be deemed to be permitted to cause the release of all Liens on the Collateral granted under the Security Documents (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee and the Second Lien Agent, and the Issuers’ obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof and clauses (4) and (5) of Section

5.01(a) and Section 5.01(c) hereof with respect to the outstanding Notes, and from the Liens on the Collateral granted under the Security Documents, on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, or as a result of any release of the Liens on the Collateral, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(8) and 6.01(a)(9) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee upon receipt of an Issuer Order and, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to such Issuer on its request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to such Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of such Issuer as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuers make any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers, any Guarantor (with respect to a Guarantee or this Indenture), the Trustee and, if applicable, the Second Lien Agent may amend or supplement this Indenture, the Security Documents, and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with Section 5.01 hereof;

(4) to provide the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment (x) under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof or (y) under the Security Documents of a successor Second Lien Agent thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under this Indenture;

(10) to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture, Guarantee or Notes;

(11) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance, transfer, registration and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12) to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture and the Security Documents or as required by the Intercreditor Agreement;

(13) to modify the Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Other Second Lien Obligations so long as such Other Second Lien Obligations are not prohibited by the provisions of the Senior Credit Facility or this Indenture; or

(14) to provide for the issuance of exchange notes or private exchange notes that are identical to exchange notes except that they are not freely transferable.

Upon the request of the Issuers accompanied by a resolution of its sole member or board of directors, as applicable, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall, upon receipt of an Issuer Order, join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture, the Security Documents, any Guarantee and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class, other than Notes beneficially owned by the Issuers or their Affiliates (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Security Documents, any Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class, other than Notes beneficially owned by the Issuers or their Affiliates (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence establishing the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall, upon receipt of an Issuer Order, join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions (other than for a procedural clarification) with respect to the redemption of such Notes (other than provisions relating to Section 3.09, Section 4.10 and Section 4.14 hereof to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or altering or waiving the provisions with respect to the redemption of such Notes);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by this Indenture, modify the Guarantee of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, any amendment to, or waiver of, the provision of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral will require consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Until the Discharge of First Lien Obligations has occurred, the holders of the First Priority Liens may change, waive, modify or vary the security documents of such holders and, pursuant to the Intercreditor Agreement, such changes will automatically apply to the Security Documents; provided that any such change, waiver, modification or variance that is prejudicial to the rights of the Second Lien Agent, the Trustee and the Holders of the Notes and does not affect the holders of the First Priority Liens in a like or similar manner (mutatis mutandis) shall not apply to the Security Documents without the consent of the Second Lien Agent and the Trustee (acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes). Notice of such amendment, waiver or consent shall be given to the Trustee by the Issuer, but any failure to provide such notice will not affect the validity or effectiveness of any such amendment, waiver or consent.

No amendment of, or supplement or waiver to, this Indenture, the Notes or the Security Documents (other than the Intercreditor Agreement) shall be permitted to be effected which is in violation of or inconsistent with the terms of the Intercreditor Agreement. No amendment of, or supplement to, the Intercreditor Agreement shall be permitted to be effected without the consent of the First Lien Agent and the Second Lien Agent.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act, except to the extent described herein, as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee To Sign Amendments, etc.

The Trustee shall, upon receipt of an Issuer Order, sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment, supplement or waiver until the board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantee.

Subject to this Article 10, each of the Guarantors hereby, jointly and severally, fully guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, interest, premium, if any, and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, joint and several, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of any Notes with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.01 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general second lien secured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Guarantee.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03 Execution and Delivery.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15 hereof, the Issuers shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Guarantees.

A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(1) (A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(B) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(D) exercise by the Issuers of their Legal Defeasance option in accordance with Article 8 hereof or the Issuers’ obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(2) the Issuers delivering to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B) no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(C) the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and

(D) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (A) above, the provisions of Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent), to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL

Section 12.01 Relative Rights; Intercreditor Agreement.

The security interests securing the Notes and the Guarantees will be, pursuant to the Intercreditor Agreement, second in priority to any and all security interests at any time granted to secure the First Lien Obligations and will also be subject to all other Permitted Liens. The Intercreditor Agreement defines the relative rights of holders of Second Priority Liens and holders of First Priority Liens.

Section 12.02 Security Documents.

The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the Notes or by a Guarantor pursuant to its Guarantee, and the payment and performance of all other Second Lien Obligations of the Issuers and the Guarantors are secured as provided in the Security Documents (subject to the terms of the Intercreditor Agreement) which the Issuers and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured as provided in Security Documents hereafter delivered as required or permitted by this Indenture. The Issuers and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Second Lien Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Issuers will reasonably promptly secure the obligations under this Indenture, Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected second priority security interests and Liens with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents as may be reasonably required.

Section 12.03 Release of Collateral.

(a) The Issuers and the Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1) upon the Discharge of First Lien Obligations and concurrent release of all other Liens on such property or assets securing First Lien Obligations (including all commitments and letters of credit thereunder); provided, however, that if any Issuer or Guarantor subsequently incurs First Lien Obligations that are secured by Liens on property or assets of any Issuer or Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clause (29)(b) of the definition of “Permitted Liens,” then the Issuers and Restricted Subsidiaries will be required to reinstitute the security arrangements with respect to the Collateral in favor of the Notes, which, in the case of any such subsequent First Lien Obligations, will be Second Priority Liens on the Collateral securing such First Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Lien Obligations, with the Second Priority Lien held either by the administrative agent, collateral agent or other representative for such First Lien Obligations or by a collateral agent or other representative designated by the Issuers to hold the Second Priority Liens for the benefit of the holders of the Notes and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;

(2) to enable the Issuers or the Guarantors to consummate the disposition of such property or assets to the extent not prohibited by Section 4.10 hereof;

(3) in the case of a Guarantor that is released from its Note Guarantee with respect to the Notes, the release of the property and assets of such Guarantor; or

(4) as permitted by Article 9 hereof.

(b) If an Event of Default under this Indenture exists on the date of Discharge of First Lien Obligations, the Second Priority Liens on the Collateral securing the Notes will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations secured by the Collateral, and thereafter the Second Lien Agent (or another designated representative acting at the direction of the holders of a majority of outstanding principal amount of the Notes and Other Second Lien Obligations) will have the right to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Notes will be released when such Event of Default and all other Events of Default under this Indenture cease to exist).

The second priority security interests in, and Liens on, all Collateral securing the Notes also will be released upon (i) a satisfaction and discharge of this Indenture as described under Article 11 or (ii) a legal defeasance or covenant defeasance under this Indenture as described under Article 8.

(c) In the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Pledgor that is a Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Interests or other securities of such Pledgor secure the Notes Obligations and/or Additional Pari Passu Obligations affected thereby, then the Capital Interests and such other securities of such Pledgor will automatically be deemed not to be part of the Pledged Collateral securing the Notes and/or Additional Pari Passu Obligations affected thereby but only to the extent necessary to not be subject to such requirement, only for so long as required to not be subject to such requirement and only with respect to Secured Obligations affected thereby.

Section 12.04 Information Regarding Collateral.

(a) The Issuers will furnish to the Second Lien Agent, with respect to the Issuers or any Guarantor, prompt written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number. The Issuers and the Guarantors will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Second Lien Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Issuers shall also promptly notify the Second Lien Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of the certificate contemplated by Section 4.04(a) hereof with respect to the preceding fiscal year, the Issuers shall deliver to the Second Lien Agent a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of delivery of such certificate in the preceding year.

Section 12.05 After-Acquired Collateral.

If at any time either of the Issuers or any Guarantor creates any additional mortgage lien or security interest upon any property or asset to secure any First Lien Obligations, it must concurrently grant a second priority mortgage lien and/or security interest (subject to Permitted Liens, including the First Priority Liens) upon such property as security for the Notes and have such property or asset added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such asset or property to the same extent and with the same force and effect; provided that if granting a security interest in such property or asset requires the consent of a third party, the Issuers shall use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Second Lien Agent on behalf of the Trustee and Holders of the Notes; provided further that if such third party does not consent to the granting of the second priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

To the extent that other documents, certificates or other items (including without limitation title insurance policies, surveys, opinions and other items required pursuant to the First Lien Loan Documents) are delivered to the First Lien Collateral Agent or First Lien Administrative Agent in connection with the foregoing, the Issuers shall deliver or cause to be delivered to the Second Lien Agent copies of, if acceptable to the recipient, or similar documents, certificates and other items, all concurrently with and substantially similar in form and substance to those delivered to the First Lien Collateral Agent or First Lien Administrative Agent.

Section 12.06 Second Lien Agent.

(a) Each Holder of Notes, by its acceptance thereof, appoints and authorizes the Second Lien Agent to act as its agent hereunder and under the other Transaction Documents with such powers as are expressly delegated to the Second Lien Agent by the terms of this Indenture and the other Transaction Documents, together with such other powers as are reasonably incidental thereto.

(b) Each Holder of Notes, by its acceptance thereof, authorizes the Second Lien Agent to execute, deliver and perform their respective obligations under each Transaction Documents to which it is a party in such capacity, and hereby approves the terms and conditions of each such Transaction Documents.

(c) The Second Lien Agent is authorized and empowered to appoint one or more co-Second Lien Agents as it deems necessary or appropriate.

(d) Subject to Section 7.01 hereof, neither the Trustee nor the Second Lien Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Second Priority Liens or Security Documents or any delay in doing so.

(e) The Second Lien Agent (subject to the terms of the Intercreditor Agreement) will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture).

(f) The Second Lien Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Second Priority Liens or Security Documents.

(g) In acting as Second Lien Agent, the Second Lien Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Articles 7 and 10 hereof.

(h) In acting under and by virtue of this Agreement and the Transaction Documents, the Second Lien Agent shall have all of the rights, powers, immunities, indemnities and benefits granted to the Trustee herein (including but not limited to the rights under Articles 7 and 10) and under the Transaction Documents, and all such rights, powers, immunities, indemnities and benefits are incorporated by reference herein, mutatis mutandis.

(i) The Holders of Notes agree that the Second Lien Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Second Lien Agent by the Security Documents.

(j) The Second Lien Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Second Lien Agent accords its own property. The Second Lien Agent shall not be liable for any loss, reduction or diminution in the value of the Collateral except for any such loss, reduction or diminution in value caused solely by the gross negligence or willful misconduct of the Second Lien Agent.

Section 12.07 Authorization of Actions To Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Second Lien Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Second Lien Agent to enter into, and the Second Lien Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Second Lien Agent to bind the Holders of Notes as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b) The Second Lien Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Second Lien Agent or Trustee is a party and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(c) Subject to the provisions of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Second Lien Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Second Priority Liens;

(2) enforce any of the terms of the Security Documents to which the Second Lien Agent or Trustee is a party; or

(3) collect and receive payment of any and all Second Lien Obligations.

(d) Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Second Lien Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Second Priority Liens or the Security Documents to which the Second Lien Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Second Lien Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Second Lien Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Second Lien Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act, the imposed duties shall control; provided that the Issuers will not be required to comply with the provisions of Trust Indenture Act § 314.

Section 13.02 Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

Dynacast International LLC

Dynacast Finance Inc.

14045 Ballantyne Corporate Place,

Suite 300,

Charlotte, North Carolina 25277,

(fax: (704) 927-2782)

Attention: Adrian Murphy

With a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Fax: (212) 299-6465

Attention: Charles A. Samuelson, Esq.

and

Cahill Gordon & Reindel LLP

80 Pine Street, 17th Floor

New York, New York 10005

Fax No.: (212) 269-5420

Attention: Douglas S. Horowitz, Esq.

If to the Trustee and Second Lien Agent:

Union Bank, N.A.

1251 Avenue of the Americas, 19th Fl.

New York, NY 10020

Fax No.: (646) 452-2000

Attention: Patricia Phillips-Coward

The Issuers, any Guarantor or the Trustee and Second Lien Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder, member or limited partner of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law.

THIS INDENTURE, THE SECURITY DOCUMENTS, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 13.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12 Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

Section 13.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16 Qualification of Indenture.

The Issuers and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuers, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuers and the Guarantors any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

[Signatures on following page]

DYNACAST INTERNATIONAL LLC,

By:	/s/ Simon J. Newman
	Name:	Simon J. Newman
	Title:	President and Chief Executive Officer

DYNACAST FINANCE INC.

By:	/s/ Simon J. Newman
	Name:	Simon J. Newman
	Title:	President and Chief Executive Officer

GUARANTORS:

DYNACAST INTERNATIONAL INC.,

By:	/s/ Simon J. Newman
	Name:	Simon J. Newman
	Title:	President and Chief Executive Officer

DYNACAST US HOLDINGS, INC.,

By:	/s/ Simon J. Newman
	Name:	Simon J. Newman
	Title:	President and Chief Executive Officer

DYNACAST US 1 LLC,

By:	/s/ Simon J. Newman
	Name:	Simon J. Newman
	Title:	President and Chief Executive Officer

DYNACAST INC.,

By:	/s/ Simon J. Newman
	Name:	Simon J. Newman
	Title:	President and Chief Executive Officer

[Indenture]

DYNACAST MFG. INC.,

By:	/s/ Simon J. Newman
	Name:	Simon J. Newman
	Title:	President and Chief Executive Officer

KDI ACQUISITION LLC,

By:	/s/ Simon J. Newman
	Name:	Simon J. Newman
	Title:	President and Chief Executive Officer

[Indenture]

UNION BANK, N.A.
as Trustee and Second Lien Agent

By:	/s/ Hugo Gindraux
	Name:	Hugo Gindraux
	Title:	Vice President

[Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]a

[[RULE 144A][REGULATION S] GLOBAL NOTE

representing up to

$350,000,000

9.25% Senior Secured Second Lien Notes due 2019

No.	[$ ]

DYNACAST INTERNATIONAL LLC

DYNACAST FINANCE INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                  United States Dollars] on July 15, 2019.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

[a]	Rule 144A Note CUSIP: 26779Y AA7
Rule 144A Note ISIN: US26779YAA73
Regulation S Note CUSIP: U26739 AA7
Regulation S Note ISIN: USU26739AA79

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated: July 19, 2011

DYNACAST INTERNATIONAL LLC DYNACAST FINANCE INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

UNION BANK, N.A., as Trustee

By:
Authorized Signatory

[Back of Note]

9.25% Senior Secured Second Lien Notes due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Dynacast International LLC, a Delaware limited liability company and Dynacast Finance Inc., a Delaware corporation, promise to pay interest on the principal amount of this Note at 9.25% per annum from July 19, 2011 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers shall pay interest and Additional Interest, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be January 15, 2012. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Union Bank, N.A., the Trustee and Second Lien Agent under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of July 19, 2011 (the “Indenture”), among Dynacast International LLC, Dynacast Finance Inc., the Guarantors named therein and the Trustee and Second Lien Agent. This Note is one of a duly authorized issue of notes of the Issuers designated as its 9.25% Senior Secured Second Lien Notes due 2019. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01, 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) At any time prior to July 15, 2015, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Until July 15, 2014, the Issuers may, at their option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the original aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c) On and after July 15, 2015, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2015	104.625%
2016	102.313%
2017 and thereafter	100.000%

(d) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) In accordance with Section 4.10 of the Indenture, at any time when the aggregate amount of Excess Proceeds resulting from one or more Asset Sales exceeds $15.0 million, the Issuers shall make an offer to: (1) in the case of Net Proceeds from Collateral, all Holders, and if required by the terms of any Other Second Lien Obligations, holders of such Other Second Lien Obligations, and (2) in the case of any other Net Proceeds, all Holders of Notes and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Pari Passu Indebtedness”), in each case (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, that is a minimum amount of $2,000 and in an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, as applicable), plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes (including any Additional Notes) and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes and other Second Lien Obligations (in the case of Net Proceeds from Collateral) or Notes and such Pari Passu Indebtedness (in the case of any other Net Proceeds) surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuers shall select the Notes and such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Second Lien Obligations or Pari Passu Indebtedness, as applicable, tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9. RANKING AND COLLATERAL. The Notes and the Guarantees are general senior secured obligations of the Issuers and the Guarantors, respectively, and are pari passu in right of payment with all existing and future Indebtedness of the Issuers and the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Notes or Guarantees. The security interests securing the Notes and the Guarantees will be, pursuant to the Intercreditor Agreement, second in priority to any and all security interests at any time granted to secure the First Lien Obligations and will also be subject to all other Permitted Liens.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, including without limitation upon the fixing of a record date for any purpose under the Indenture.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and/or its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within 10 days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

14. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of the Trustee.

15. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of July 19, 2011, among Dynacast International LLC, Dynacast Finance Inc. and the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SECURITY DOCUMENTS, THE NOTES AND THE GUARANTEES.

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Security Documents, Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:

Dynacast International LLC

Dynacast Finance Inc.

14045 Ballantyne Corporate Place,

Suite 300,

Charlotte, North Carolina 25277,

(fax: (704) 927-2782)

Attention: Adrian Murphy

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _____

(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10            ☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Dynacast International LLC

Dynacast Finance Inc.

14045 Ballantyne Corporate Place,

Suite 300,

Charlotte, North Carolina 25277,

(fax: (704) 927-2782)

Attention: Adrian Murphy

Union Bank, N.A.

1251 Avenue of the Americas, 19th Fl.

New York, NY 10020

Fax No.: (646) 452-2000

Attention: Patricia Phillips-Coward

Re:   9.25% Senior Secured Second Lien Notes due 2019

Reference is hereby made to the Indenture, dated as of July 19, 2011 (the “Indenture”), among Dynacast International LLC, Dynacast Finance Inc., the Guarantors named therein and the Trustee and the Second Lien Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note, or

(ii)	☐ Regulation S Global Note, or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note, or

(ii)	☐ Regulation S Global Note;

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Dynacast International LLC

Dynacast Finance Inc.

14045 Ballantyne Corporate Place,

Suite 300,

Charlotte, North Carolina 25277,

(fax: (704) 927-2782)

Attention: Adrian Murphy

Union Bank, N.A.

1251 Avenue of the Americas, 19th Fl.

New York, NY 10020

Fax No.: (646) 452-2000

Attention: Patricia Phillips-Coward

Re:	9.25% Senior Secured Second Lien Notes due 2019

Reference is hereby made to the Indenture, dated as of July 19, 2011 (the “Indenture”), among Dynacast International LLC, Dynacast Finance Inc., the Guarantors named therein and the Trustee and the Second Lien Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [    ] 144A Global Note [    ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated                     .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of             , among              (the “Guaranteeing Subsidiary”), a subsidiary of Dynacast International LLC, a Delaware limited liability company, Dynacast Finance Inc., a Delaware corporation (the “Issuers”), and Union Bank, N.A., as Trustee and Second Lien Agent (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuers and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 19, 2011, providing for the issuance of an unlimited aggregate principal amount of 9.25% Senior Secured Second Lien Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(i) the principal of and interest, premium and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

(d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Guarantee.

(h) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a general senior secured obligation of such Guaranteeing Subsidiary, ranking pari passu with any other future Indebtedness of the Guaranteeing Subsidiary, that is not, by its terms, expressly subordinated in right of payment to this Guarantee.

(m) Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except as otherwise provided in Section 5.01(c) of the Indenture, the Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not an Issuer or Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) the Guaranteeing Subsidiary is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Guaranteeing Subsidiary, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Guaranteeing Subsidiary or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than the Guaranteeing Subsidiary, expressly assumes all the obligations of the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C) immediately after such transaction, no Default exists; and

(D) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(ii) the transaction is made in compliance with Section 4.10 of the Indenture;

(b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, the Guaranteeing Subsidiary may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuers.

(5) Releases.

The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuers or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(1) (A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of the Guaranteeing Subsidiary (including any sale, exchange or transfer), after which the Guaranteeing Subsidiary is no longer a Restricted Subsidiary or all or substantially all the assets of the Guaranteeing Subsidiary which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(B) the release or discharge of the guarantee by the Guaranteeing Subsidiary of the Senior Credit Facilities or the guarantee which resulted in the creation of the Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C) the proper designation of the Guaranteeing Subsidiary as an Unrestricted Subsidiary; or

(D) the Issuers exercising their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(a) (2) the Guaranteeing Subsidiary delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

(6) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuers or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(11) Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under the Indenture or the Notes shall have been paid in full.

(12) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

UNION BANK, N.A., as Trustee and Second Lien Agent

By:
Name:
Title: